UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2017

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)
6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code: (972) 431-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company	□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
□

Item 5.07	Submission of Matters to a Vote of Security Holders.

J. C. Penney Company, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 19, 2017. At the Annual Meeting, stockholders considered and voted upon six proposals: (1) to elect eleven directors nominated by the Board of Directors for a one-year term expiring at the next annual meeting of stockholders or until their successors are elected and qualified; (2) to ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending February 3, 2018; (3) approval of an amendment and extension of the Company’s Amended and Restated Rights Agreement in order to continue to protect the tax benefits of the Company’s net operating loss carryforwards; (4) approval of the J. C. Penney Corporation, Inc. Amended and Restated Management Incentive Compensation Program; (5) approval, on an advisory basis, of the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement; and (6) approval, on an advisory basis, of the frequency of holding future advisory votes on executive compensation. The final results of the voting on each proposal were as follows:

1.	Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Paul J. Brown	130,992,082	13,943,261	4,832,668	99,278,856
Marvin R. Ellison	141,977,612	3,424,789	4,365,610	99,278,856
Amanda Ginsberg	130,508,886	14,467,987	4,791,138	99,278,856
B. Craig Owens	141,441,444	3,452,544	4,874,023	99,278,856
Lisa A. Payne	141,473,241	3,496,107	4,798,663	99,278,856
Debora A. Plunkett	141,431,365	3,584,000	4,752,646	99,278,856
J. Paul Raines	131,350,458	13,589,267	4,828,286	99,278,856
Leonard H. Roberts	139,384,367	5,557,967	4,825,677	99,278,856
Javier G. Teruel	141,412,161	3,577,037	4,778,813	99,278,856
R. Gerald Turner	128,441,775	16,502,310	4,823,926	99,278,856
Ronald W. Tysoe	126,404,264	18,548,958	4,814,789	99,278,856

2. Ratification of Appointment of Independent Auditor.

For	Against	Abstain	Broker Non-Votes
243,577,601	3,701,835	1,767,431	N/A
3. Adoption of an Amendment and Extension of the Amended and Restated Rights Agreement.

For	Against	Abstain	Broker Non-Votes
127,816,808	21,539,895	411,308	99,278,856
4. Adoption of the J. C. Penney Corporation, Inc. Amended and Restated Management Incentive Compensation Program.

For	Against	Abstain	Broker Non-Votes
136,350,327	8,512,186	4,905,498	99,278,856

5. Advisory Vote on Compensation of Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
136,395,102	8,118,715	5,254,194	99,278,856
6. Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation.

1 Year	2 Years	3 Years	Abstain
135,078,978	3,060,112	6,638,134	4,990,787

The Company’s stockholders voted, on an advisory basis, to hold future advisory votes on executive compensation annually. Based on this result and consistent with the Board of Directors’ previous recommendation, the Company will hold its advisory vote on the compensation of its named executive officers annually until the next required vote on the frequency of stockholder votes on executive compensation unless changed by further action of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
J. C. PENNEY COMPANY, INC.

By: /s/ Janet Link
Janet Link
Executive Vice President,
General Counsel

Date: May 19, 2017